Exhibit 99.3
TELETECH HOLDINGS, INC.
Pro Forma Financial Information

TELETECH HOLDINGS, INC.
Index to Pro Forma Financial Information

Explanatory Note	1

Pro Forma Financial Information:

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005	2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2006	3

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	4

TELETECH HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Financial Information
EXPLANATORY NOTE
TeleTech Holdings, Inc. (“TeleTech” or “the Company”) acquired Direct Alliance Corporation (“Direct Alliance”) on June 30, 2006. The unaudited condensed consolidated balance sheet reported in the Company’s Form 10-Q for the quarter ended June 30, 2006 gave effect to the acquisition of Direct Alliance by the Company as of June 30, 2006, which was accounted for as a business combination, using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Independent valuation specialists conducted an independent valuation of a significant portion of these assets, which was considered in preparing the reported unaudited condensed consolidated balance sheet as of June 30, 2006. Estimates of the fair values of the acquired assets and liabilities of Direct Alliance were consolidated with the recorded values of the assets and liabilities of Company in the unaudited condensed consolidated balance sheet as of June 30, 2006. Therefore, the Company’s Form 10-Q for the quarter ended June 30, 2006 has been incorporated by reference and should be read in conjunction with this Form 8-K/A.
The following unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2005 gives pro forma effect to the acquisition of Direct Alliance by the Company as if the transaction was consummated on January 1, 2005. The information included in the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2005 includes the condensed consolidated statement of operations of the Company for the year ended December 31, 2005 and the condensed consolidated statement of operations of Direct Alliance for the year ended December 31, 2005, which were derived from their respective audited statement of operations for that year.
The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 gives pro forma effect to the acquisition of Direct Alliance by the Company as if the transaction was consummated on January 1, 2005. The information included in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 includes the condensed consolidated statement of operations of the Company for the six months ended June 30, 2006 and the condensed consolidated statement of operations of Direct Alliance for the six months ended June 30, 2006, which were derived from their respective unaudited statements of operations for such period.
The unaudited pro forma condensed consolidated statements of operations have been prepared by the Company’s management for illustrative purposes only. The unaudited pro forma condensed consolidated statements of operations are not intended to represent or be indicative of the results of operations in future periods or the results that actually would have been realized had the Company and Direct Alliance been a consolidated company during the specified periods. Additionally, the unaudited pro forma results do not give effect to any potential synergies that could result from the consolidation of the Company and Direct Alliance. The pro forma adjustments are based on the information available at the date of this Form 8-K/A. The unaudited pro forma condensed consolidated statements of operations, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Form 10-K filed on February 21, 2006 and most recent Form 10-Q filed on August 1, 2006 with the SEC and the historical financial statements of Direct Alliance included elsewhere in this Form 8-K/A.

TELETECH HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(In thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	TeleTech	Direct Alliance	Adjustments		Consolidated
Revenues	$1,086,673	$77,443	$—		$1,164,116

Operating expenses:
Cost of services	813,271	60,072	—		873,343
Selling, general and administrative expenses	182,262	4,018	—		186,280
Depreciation and amortization expense	53,560	3,582	730	(1)	57,872
Restructuring charges, net	2,673	—	—		2,673
Impairment losses	4,711	—	—		4,711

Total operating expenses	1,056,477	67,672	730		1,124,879

Income from operations	30,196	9,771	(730)		39,237

Other income (expense):
Interest income	2,790	—	—		2,790
Interest expense	(3,510)	—	(3,156	)(2)	(6,666)
Other, net	2,740	(79)	—		2,661

Income before income taxes and minority interest	32,216	9,692	(3,886)		38,022

Provision (benefit) for income taxes	2,516	3,857	(1,516	)(3)	4,857

Income before minority interest	29,700	5,835	(2,370)		33,165

Minority interest	(1,542)	—	—		(1,542)

Net income	$28,158	$5,835	$(2,370)		$31,623

Weighted average shares outstanding:
Basic	72,121				72,121
Diluted	73,631				73,631

Net income per share:
Basic	$0.39				$0.44
Diluted	$0.38				$0.43

TELETECH HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2006
(In thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	TeleTech	Direct Alliance	Adjustments		Consolidated

Revenues	$570,756	$34,095	$—		$604,851

Operating expenses:
Cost of services	429,016	27,137	—		456,153
Selling, general and administrative expenses	95,861	2,253	—		98,114
Depreciation and amortization expense	23,776	1,734	365	(1)	25,875
Restructuring charges, net	940	—	—		940
Impairment losses	478	—	—		478

Total operating expenses	550,071	31,124	365		581,560

Income from operations	20,685	2,971	(365)		23,291

Other income (expense):
Interest income	687	—	—		687
Interest expense	(2,080)	—	(1,596	)(2)	(3,676)
Other, net	877	(3)	—		874

Income before income taxes and minority interest	20,169	2,968	(1,961)		21,176

Provision (benefit) for income taxes	1,461	1,182	(765	)(3)	1,878

Income before minority interest	18,708	1,786	(1,196)		19,298

Minority interest	(1,076)	—	—		(1,076)

Net income	$17,632	$1,786	$(1,196)		$18,222

Weighted average shares outstanding:
Basic	68,926				68,926
Diluted	70,159				70,159

Net income per share:
Basic	$0.26				$0.26
Diluted	$0.25				$0.26

TELETECH HOLDINGS, INC.
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information
NOTE 1: ACQUISITION
On June 30, 2006, the TeleTech Holdings, Inc. (“the Company” or “TeleTech”) acquired 100 percent of the outstanding common shares of Direct Alliance Corporation (“Direct Alliance”). Direct Alliance is a provider of outsourced direct marketing services to third parties in the U.S. and its acquisition is consistent with the Company’s strategy to grow and to focus on providing outsourced marketing, sales, and business process outsourcing solutions to large multinational clients.
The preliminary total purchase price of $46.5 million in cash was funded utilizing the Company’s Credit Facility. The purchase agreement provides for the seller to (i) receive a future payment of up to $11 million based upon the earnings of Direct Alliance for the last six months of 2006 exceeding specified amounts and (ii) pay the Company up to $5 million in the event certain clients of Direct Alliance do not renew, on substantially similar terms, their service agreement with Direct Alliance as set forth in the purchase agreement.
The preliminary allocation of the purchase price to the assets acquired and liabilities assumed, based upon the Company’s intention to make a 338 election for income tax reporting for the acquisition of Direct Alliance, is as follows (amounts in thousands):

Current assets	$14,548
Property and equipment	4,410
Intangible assets	9,100
Goodwill	23,930

Total assets acquired	$51,988
Current liabilities	(5,505)

Total liabilities assumed	(5,505)

Net assets acquired	$46,483

The Company acquired identifiable intangible assets as a result of the acquisition of Direct Alliance. The intangible assets acquired, excluding costs in excess of net assets acquired, are preliminarily classified and valued as follows (amounts in thousands):

		Amortization
Type	Value	Period
Trade name	$1,800	None; indefinite life
Customer relationships	$7,300	10 years
NOTE 2: PRO FORMA ADJUSTMENTS
Pro forma adjustments are necessary to reflect the condensed consolidated statement of operations as if the acquisition was consummated on January 1, 2005 and are as follows:
(1)	Adjustment to reflect amortization expense of the definite life intangible assets purchased in the acquisition.

(2)	Adjustment to reflect interest expense assuming the Company utilized its Credit Facility to finance the acquisition.

(3)	Adjustment to reflect the income tax effect related to the pro forma adjustments
There were no intercompany balances or transactions between the Company and Direct Alliance for the periods presented. Further, the pro forma consolidated provision for income taxes does not reflect the amounts that would have resulted had TeleTech and Direct Alliance filed consolidated income tax returns during the periods presented.

4